                           SCHEDULE 14A INFORMATION



                   Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. ____)


Filed by the Registrant [X]
Filed by a party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary proxy statement      [ ]  Confidential, for use of the
                                           Commission only (as permitted by Rule
                                           14a-6(e)(2))

[X]  Definitive proxy statement
[ ]  Definitive additional materials
[ ]  Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12



                           BIOLASE TECHNOLOGY, INC.
                        ------------------------------
               (Name of Registrant as Specified In Its Charter)



   ------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)


Payment of Filing Fee (check the appropriate box):


[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.


(1)  Title of each class of securities to which transaction applies:

(2)  Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4)  Proposed maximum aggregate value of transaction:

(5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)  Amount Previously Paid:___________________________________________________

(2)  Form, Schedule or Registration Statement No.:_____________________________

(3)  Filing Party:_____________________________________________________________

(4)  Date Filed:_______________________________________________________________

                           BIOLASE TECHNOLOGY, INC.

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                          To Be Held on May 25, 1999
                             ---------------------


To The Stockholders:

  The Annual Meeting of Stockholders of BioLase Technology, Inc. (the "Company") will be held at the Company's offices, 981 Calle Amanecer, San Clemente, California, on May 25, 1999, at 2:00 p.m. for the following purposes:

     1. To elect four directors to serve until the next Annual Meeting of Stockholders and until their successors are duly elected and qualified;

     2.   To approve the Company's 1998 Stock Option Plan;

     3. To ratify the appointment of PricewaterhouseCoopers LLP as the Company's independent public accountants for the year ending December 31, 1999; and

     4. To transact such other business as may properly come before the Annual Meeting and any adjournments thereof.

     The Board of Directors has fixed the close of business, April 13, 1999, as the record date for determination of stockholders entitled to notice of and to vote at the Annual Meeting.

     You are cordially invited to attend the meeting in person. However, whether or not you plan to attend, we urge you to complete, date, sign and return the enclosed proxy card without delay in the accompanying envelope (to which no postage need be affixed if mailed in the United States) so that your shares may be represented at the Annual Meeting.


                                                FEDERICO PIGNATELLI
                                                Chairman

April 21, 1999

                           BIOLASE TECHNOLOGY, INC.
                              981 Calle Amanecer
                        San Clemente, California 92673
                             ---------------------

                                PROXY STATEMENT
                             ---------------------


                              GENERAL INFORMATION


Solicitation, Revocation and Voting of Proxies

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of BioLase Technology, Inc. (the "Company"), in connection with the Annual Meeting of Stockholders to be held at 2:00 p.m. on May 25, 1999, at the Company's offices, 981 Calle Amanecer, San Clemente, California, and at any and all adjournments thereof. It is anticipated that this Proxy Statement and accompanying proxy will first be mailed to stockholders on or about April 23, 1999.

     The accompanying proxy, if properly executed and returned, will be voted as specified by the stockholder or, if no vote is indicated, the proxy will be voted FOR all proposals. As to any other matter of business which may be brought before the Annual Meeting, a vote may be cast pursuant to the accompanying proxy in accordance with the judgment of the persons voting the same, but management does not know of any such other matter of business. A stockholder may revoke his proxy at any time prior to the voting of shares by voting in person at the Annual Meeting or by filing with the Secretary of the Company a duly executed proxy bearing a later date or an instrument revoking the proxy.

     The costs of solicitation of proxies will be paid by the Company. In addition to soliciting proxies by mail, the Company's officers, directors and other regular employees, without additional compensation, may solicit proxies personally or by other appropriate means. Banks, brokers, fiduciaries and other custodians and nominees who forward proxy soliciting material to their principals will be reimbursed their customary and reasonable out-of-pocket expenses.

Record Date and Voting Rights

     Only stockholders of record of the Company's Common Stock as of the close of business on April 13, 1999 will be entitled to vote at the Annual Meeting. On that date, there were outstanding 17,657,387 shares of Common Stock, which constituted all of the outstanding voting securities of the Company, each of which is entitled to one vote per share. A majority of the shares entitled to vote, represented in person or by proxy, constitutes a quorum at the Annual Meeting. Abstentions and broker non-votes are counted as present for purposes of determining the existence of a quorum.

                           OWNERSHIP OF COMMON STOCK

     The following table sets forth certain information as of April 13, 1999 relating to the beneficial ownership of the Company's Common Stock by (1) all persons known by the Company to beneficially own more than 5% of the outstanding shares, (2) each director and Named Officer of the Company, and (3) all executive officers and directors of the Company as a group.




                                           Number of Shares            Percent
                Name                      Beneficially Owned           of Class
               -----                      ------------------           --------
Federico Pignatelli                           433,750 (1)               2.58%
George V. d'Arbeloff                           81,517 (1)                 *
Jeffrey W. Jones                               66,000 (1)                 *
William A. Owens                               22,500 (1)                 *
All Executive Officers and
 Directors as a Group (9 persons)           1,146,687 (2)               6.56%
Donald A. La Point                            300,000 (1)               1.67%
Advisor's Capital Investments, Inc.         1,512,894 (3)               8.57%
17 Tripp Road
Woodstock, CT 06281

------

*    Less than 1%.

(1) Includes shares issuable under options which are exercisable on or within 60 days of April 13, 1999 as follows: Mr. Pignatelli - 251,250 shares; Mr. d'Arbeloff - 58,335 shares; Mr. Jones - 66,000 shares; Mr. Owens - 22,500 shares; and Donald A. La Point - 300,000 shares. Mr. d'Arbeloff's beneficial ownership includes 5,000 common stock purchase warrants. The information as to Mr. La Point is based solely on information known to the Company.

(2) Includes the shares described in note (1) except Mr. La Point's shares; also includes 2,088 shares owned and 540,832 shares issuable under options which are exercisable on or within 60 days of April 13, 1999 held by officers not named in the foregoing table.

(3)  Based on a Schedule 13G filed with the Securities and Exchange Commission
     (SEC) on February 16, 1999. Advisor's Capital Investments, a registered investment adviser, disclaims beneficial ownership of 1,437,894 shares as to which it does not have the sole or shared power to vote or direct the vote, but does have the shared power to dispose or direct the disposition.

                     PROPOSAL ONE - ELECTION OF DIRECTORS

     The four directors to be elected at the Meeting will hold office until the next Annual Meeting of Stockholders and until the election of their respective successors. The nominees receiving the highest number of affirmative votes, up to the number of directors to be elected, will be elected directors. Broker non-votes and votes withheld have no legal effect. All proxies received by the Board of Directors will be voted for the nominees listed below if no direction to the contrary is given. In the event that any nominee is unable or declines to serve, an event that is not anticipated, the proxies will be voted for the election of any nominee who may be designated by the Board of Directors.

     The nominees for director are:



                  Name                Age               Director Since
                  ----                ---               --------------

        Federico Pignatelli           46                     1991

        George V. d'Arbeloff          54                     1996

        Jeffrey W. Jones              42                     1998

        William A. Owens              58                     1998


     Mr. Pignatelli has been Chairman of the Board of Directors since 1994 and a director of the Company since 1991. Since 1995 he has served as Chairman of the Board and Chief Executive Officer of Studio Management, Inc., the general partner of Pier 59 Studio, L.P., a limited partnership that operates in New York City, the world's largest complex of professional photographic and digital studios. Since 1992 Mr. Pignatelli has also been President of EuroCapital Partners, Inc., an investment banking firm. Mr. Pignatelli is a director of Fountain Powerboat Industries, Inc., a high performance sport powerboat and sport fishing boat manufacturer listed on the Nasdaq National Market System. From 1990 to 1992, Mr. Pignatelli was associated with Gruntal & Company, an investment banking firm and brokerage firm, as a Managing Director. Previously, Mr. Pignatelli was associated with Ladenburg, Thalmann & Co., a New York investment banking and brokerage firm, as a Managing Director.

     Mr. d'Arbeloff has been a director of the Company since 1996. Mr. d'Arbeloff has served as the Chief Executive Officer of Retail Solutions, Inc., a company involved in the development and marketing of inventory control and scanning-based computer systems for retail stores, since November 1996. From 1967 to November 1996, he served in various executive capacities with Teradyne, Inc., a manufacturer of testing equipment for the semiconductor and electronics industries, including Vice President of Corporate Relations from 1995 to 1996, Vice President and General Manager of the Semiconductor Test Group from 1992 to 1995 and Vice President and General Manager of the Industrial/Consumer Division of the Semiconductor Test Group from 1982 to 1992.

     Mr. Jones was elected President, Chief Executive Officer and a director of the Company on November 27, 1998. From 1986 until he joined the Company, Mr. Jones served in various executive capacities, including president and chief executive officer, with HGM Medical Lasers (and certain related entities), a Salt Lake City-based manufacturer of medical lasers utilized in ophthalmologic, dental and anesthetic applications.

     Admiral Owens was elected a Director of the Company on August 6, 1998. He is Co-Chief Executive Officer (since February 1999) and Vice Chairman (since August 1998) of Teledesic LLC, a company engaged in developing a satellite communications network. He also serves as Chief Executive Officer of an affiliated company, Teledesic Holdings Ltd. Admiral Owens was President, Chief Operating Officer and Vice Chairman of Science Applications International Corporation, a high-technology company, from March 1996 until August 1998. Admiral Owens retired from the U.S. Navy in 1996 after 34 years of service. During his naval career his positions included Vice Chairman of the Joint Chiefs of Staff, the nation's second-ranking military officer (1993-1996); Deputy Chief of Naval Operations for Resources, Warfare Requirements and Assessments (1991-
1993); Commander of the U.S. Sixth Fleet (1990-1991); and senior military assistant to the Office of the Secretary of State (1988-1991). Admiral Owens also serves as a director of British American Tobacco (Holding Ltd.), Viasat Inc. and Microvision, Inc.

Information Concerning Board and Committee Meetings

     The Company's Board of Directors held five meetings during the fiscal year ended December 31, 1998 and also acted by written consent several times. George d'Arbeloff and Federico Pignatelli are the members of the Compensation Committee and the Audit Committee. The Compensation Committee approves the compensation of employees whose annual salary equals or exceeds $60,000 and also administers and generally approves option grants under the Company's stock option plans. During 1998, the Compensation Committee held two meetings and also acted by written consent several times. The Audit Committee assists the Board of Directors in selecting independent auditors to audit the Company's financial statements, reviews the audit with the auditors and management, and consults with the auditors and management regarding risk management and the adequacy of the Company's financial and accounting procedures and controls. The Audit Committee met once in 1998. The Company does not have a nominating committee.

Directors' Compensation

     The Company's directors do not receive cash directors' fees, but are reimbursed for business expenses incurred in connection with their duties as directors.

     Under the Company's 1993 Stock Option Plan, each non-employee director is automatically granted a stock option to purchase 30,000 shares of Common Stock on the date he is first elected a director and on the date of each annual meeting of stockholders at which he is reelected, at an exercise price equal to the market price of the Common Stock on that date. On May 19, 1998, the Board of Directors amended the 1993 Plan to increase the number of options automatically granted to non-employee directors each year from 20,000 to 30,000. On May 19, 1998, each of George V. d'Arbeloff and Federico Pignatelli received options to purchase 30,000 shares of Common Stock at an exercise price of $3.9375 per share. These options vested at the rate of 7,500 shares per quarter. Pursuant to the 1993 Plan, William A. Owens was automatically granted an option to purchase 22,500 shares at an exercise price of $3.125 per share on August 6, 1998, the date he was first elected a director. All of these options expire on the first to occur of ninety days after termination of service as a director or the tenth anniversary of the grant date.

     At this Annual Meeting the Company is seeking stockholder approval of the 1998 Stock Option Plan (the "Plan") as described below under "Proposal Two - Approval of the 1998 Stock Option Plan." The Plan provides for annual automatic option grants to non-employee directors as described under the subheading "Annual Automatic Option Grants to Non-Employee Directors." If the Plan is approved by the stockholders, the Company's non-employee directors, George V. d'Arbeloff, Federico Pignatelli and William A. Owens, will each be entitled to receive annual option grants to purchase 30,000 shares. As a result, such directors have an interest in the approval of the 1998 Plan.

             PROPOSAL TWO - APPROVAL OF THE 1998 STOCK OPTION PLAN

     The Board of Directors has determined that it is advisable and in the best interest of the Company and its stockholders to provide incentive for the encouragement of the highest level of performance by selected employees, directors, consultants and advisors of the Company by enabling such persons to acquire a proprietary interest in the Company. Accordingly, in November 1998 the Board of Directors approved and adopted the 1998 Stock Option Plan (the "Plan") pursuant to which up to 1,000,000 shares of Common Stock may be issued as stock awards or upon the exercise of stock options granted to eligible participants. In connection with its recruitment of Jeffrey W. Jones and Keith
G. Bateman to serve as executive officers of the Company, the Company has granted an aggregate of 607,000 stock options to such persons under the Plan. The grant of these options is not contingent on stockholder approval of the Plan. If the stockholders do not approve the Plan, however, no additional awards will be granted under the Plan.

     The Company's stockholders previously approved various stock option plans under which an aggregate of 2,025,000 shares of Common Stock may be issued. At April 13, 1999, there were 1,423,960 outstanding options under such plans, 328,366 shares of Common Stock had been issued pursuant to such plans, and 272,674 shares of Common Stock were available for future issuance under such plans. Due to the limited number of shares available for option grants under the Company's existing plans, the Board of Directors decided to adopt the Plan so that the Company would be able to continue to grant awards as a means of attracting, retaining and motivating employees, directors, consultants and advisors.

      The following summary of the principal provisions of the Plan is subject to the full text thereof. A copy of the Plan may be obtained from the Company by any stockholder upon written request.

General Nature and Purpose of the Plan

     Stock options and restricted or unrestricted stock awards (collectively, "Awards") may be granted under the Plan. Options issued under the Plan may be either incentive stock options ("Incentive Options") under Section 422 of the Internal Revenue Code of 1986 (the "Code"), or non-qualified stock options ("Non-qualified Options"). The underlying objective of the Plan is to further the interests of the Company by strengthening the desire of employees and consultants to continue their employment with the Company and by inducing individuals to become employees, directors, consultants or advisors of the Company through the grant of Awards.

Securities Subject to the Plan

     The Plan authorizes the issuance thereunder of 1,000,000 shares of the Company's Common Stock, which represents 5.7% of the shares outstanding on April 13, 1999. In the event of any change in the number of outstanding shares of Common Stock by reason of reorganization, merger, recapitalization, reclassification, stock dividend, stock split, exchange or combination of shares or other similar transactions, appropriate and proportionate adjustment will be made in the number of shares subject to outstanding Awards and the exercise price thereof.

Administration

     The Plan may be administered either by a committee consisting of at least two directors appointed by the Board of Directors or by the Board of Directors. If a committee is appointed, the Board of Directors, instead of that committee, may at any time take any action permitted to be taken by such committee under the Plan. As used herein, the term "Committee" refers to the body, whether a committee or the Board of Directors, which is at the time administering the Plan. Currently the Plan is administered by the Compensation Committee which consists of George d'Arbeloff and Federico Pignatelli, who are eligible for automatic annual option grants under the Plan, as described below. The Committee has full authority, subject to the provisions of the Plan, to grant Awards, to designate the recipients and determine the terms of the Awards, to establish rules and regulations which it deems appropriate for the proper administration of the Plan, and to interpret and make determinations under the Plan. Members of the Committee serve at the discretion of the Board.

Eligibility

     Awards may be granted to persons who are employees, directors, consultants or advisors of the Company or any subsidiary or parent company of the Company. Incentive Options may be granted only to employees of the Company or any subsidiary or parent of the Company. At April 13, 1999, the Company had 63 employees and three non-employee directors who were eligible to receive Awards under the Plan. At April 13, 1999, executive officers as a group (six persons) held options to purchase 1,152,000 shares, non-employee directors as a group (three persons) held options to purchase 337,085 shares, and all current and former employees as a group (other than executive officers) held options to purchase 415,210 shares of Common Stock under all of the Company's option plans. There are no restricted stock awards outstanding.

     In connection with his becoming an executive officer of the Company, in January 1999 the Company granted Keith G. Bateman ten-year options to purchase 100,000 shares of Common Stock under the Plan at an exercise price of $2.125 per share, the fair market value on the date of grant. These options vest as to 50,000 shares over a six month period and as to 50,000 shares if a sales target for the year ending December 31, 1999 is achieved. For information concerning the stock options granted to Jeffrey W. Jones under the Plan and options previously granted to certain executive officers and directors of the Company under the Company's other plans, see "Executive Compensation" and "Proposal One
- Election of Directors - Compensation of Directors." See also "Report of the Compensation Committee" for information concerning the Compensation Committee's policies concerning option grants to executive officers.

Terms and Conditions of Options

     Options granted under the Plan expire on such date as is determined by the Committee, unless earlier terminated as provided in the Plan, but in no event later than ten years after the grant date (five years with respect to Incentive Options granted to an optionee who owns, or would be considered to own by reason of Section 424(d) of the Code, more than 10% of the outstanding Common Stock of the Company or any subsidiary on the grant date).

     An option may be exercisable in installments as determined on the grant date by the Committee. The exercise price for options is determined by the Committee at the time of grant, subject to the following: (1) the exercise price of an Incentive Option may not be less than 100% of the fair market value of the Common Stock on the grant date (110% of the fair market value in the case of Incentive Options granted to a person who on the grant date owns or is considered to own more than 10% of the outstanding Common Stock); and (2) the exercise price of a Non-qualified Option may not be less than 85% of the fair market value of the Common Stock on the grant date. On April 13, 1999, the closing price of the Company's Common Stock on Nasdaq was $2.25 per share.

     If the aggregate fair market value (determined at the time each Incentive Option is granted) of Common Stock for which all Incentive Options held by an optionee (whether granted under the Plan or any other plan of the Company) are exercisable for the first time during any calendar year exceeds $100,000, the amount of such excess will be treated as a Non-qualified Option.

     The exercise price of an option is payable in cash or, with the approval of the Committee, in shares of the Company's Common Stock that have been owned by the optionee for at least six months, by full recourse promissory note secured by the shares purchased, by cancellation of indebtedness of the Company to the optionee, by waiver of compensation due or accrued for services rendered, or through a same day sale arranged through a broker.

     If an optionee ceases to be employed or retained by the Company for any reason other than death or permanent disability (as defined in the Plan), the option generally expires on the earlier of three months from the date of such termination or expiration of the term of the option. During the period between the optionee's termination and expiration of the option, the option may only be exercised to the extent that it was exercisable on the date of such termination. Upon the death or permanent disability of an optionee while an employee, director, consultant or advisor, the option generally expires on the earlier of one year from the date of death or permanent disability or expiration of the term of the option, but can be exercised only to the extent that it could have been exercised on the date of death or permanent disability. The foregoing provisions regarding termination of options upon termination of employment, permanent disability or death may be varied by the Committee.

Annual Automatic Option Grants to Non-Employee Directors

     On the date of each annual meeting of stockholders (or special meeting in lieu of an annual meeting) at which directors are elected, each non-employee director who was elected at such meeting will automatically be granted an option to purchase 30,000 shares of Common Stock, which option will vest at the rate of 7,500 shares per quarter beginning three months after the grant date. If no such meeting is held in any calendar year, the options will be granted on December 31 of that year. Any non-employee director who is first elected a director at any time other than at a meeting of stockholders will automatically be granted an option on the date of his election as a director for a number of shares determined by multiplying 2,500 times the number of full months remaining until the next June 1, which option will vest at the rate of 2,500 shares per month beginning on the last day of the first full month following the grant date. The exercise price per share will be equal to 100% of the fair market value of the Common Stock on the date of grant.

     The options expire on the first to occur of (1) the tenth anniversary of the grant date; (2) ninety days after the date the optionee ceases to be a director for any reason other than death or permanent disability; or (3) one year after the optionee ceases to be a director due to death or permanent disability. Non-employee directors may not receive more than one automatic option grant per year under the Plan, but they are eligible to receive other Awards under the Plan. George V. d'Arbeloff, William A. Owens and Federico Pignatelli are currently the only non-employee directors of the Company.

Restricted and Unrestricted Stock Awards

     The Committee may grant restricted stock awards which specify the number of shares of Common Stock to be issued to the participant, the price, if any, to be paid for such shares by the participant and the restrictions imposed on such shares. The Committee may grant restricted stock awards subject to the attainment of specified performance goals, continued employment or such other limitations or restrictions as the Committee may determine. Shares of restricted stock may be issued immediately upon grant or upon vesting as determined by the Committee. If shares which are subject to vesting or other restrictions or conditions are issued immediately upon grant, the Committee may require the participant to deliver an executed stock power, endorsed in blank, relating to such shares. The Committee may also require that the stock certificates evidencing such shares be held in custody by the Company until the restrictions on them have lapsed.

     The Committee may make Awards of unrestricted Common Stock to participants in connection with services actually rendered by such persons. Unrestricted shares issued on a bonus basis may be issued for no cash consideration.

Transferability of Awards

     Awards granted under the Plan are not transferable or assignable other than by will or by the laws of descent and distribution. The Committee may permit Non-qualified Options to be transferred pursuant to a domestic relations order or to members of the optionee's immediate family, charitable institutions, or trusts or other entities whose beneficiaries or beneficial owners are members of the optionees' immediate family and/or charitable institutions, pursuant to such conditions and procedures as the Committee may establish.

Duration and Modification of the Plan and Awards

     The Plan will remain in effect until all shares covered by Awards granted under the Plan have been purchased or all rights to acquire the shares have lapsed. No Awards may be granted under the Plan after November 17, 2008, although the Board of Directors may terminate the granting of Awards under the Plan at an earlier date or may amend or otherwise modify the Plan. No additional Awards will be granted if the Plan is not approved by the stockholders at this Annual Meeting. Except for adjustments made necessary by changes in the Company's Common Stock, the Board of Directors may not, without stockholder approval, increase the total number of shares to be offered under the Plan or materially modify the eligible class of participants in the Plan.

     The Committee may modify or amend the terms of outstanding Awards, including to change or accelerate the vesting of an Award or to change the exercise price of an option, with the consent of the participant.

     In the event of the liquidation or dissolution of the Company, or upon any reorganization, merger or consolidation in which the Company is not the survivor, or upon the sale (by merger or otherwise) of substantially all of the assets of the Company or of more than 80% of the then outstanding stock of the Company to another corporation or entity, each outstanding Award must be assumed or an equivalent award must be substituted by the surviving or acquiring company. The Committee may also, in its sole discretion, accelerate the vesting of outstanding Awards or give the participants advance notice of such event.

Federal Income Tax Consequences

     The following discussion is only a summary of certain significant United States federal income tax consequences of the Plan based on currently applicable provisions of the Code and the regulations promulgated thereon.

     Grant of Stock Options. The grant of an Incentive Option or a Non-qualified Option under the Plan is not a taxable event to the optionee.

     Exercise of Non-Qualified Stock Options. An optionee will recognize ordinary income for federal income tax purposes on the date a Non-qualified Option is exercised. The amount of income recognized is equal to the excess of the fair market value of the shares acquired on the date of exercise over the purchase price of such shares. The optionee's tax basis in the shares acquired upon the exercise of a Non-qualified Option is equal to the fair market value of such shares on the exercise date. The optionee will recognize capital gain or loss upon a sale or exchange of the option shares to the extent of any difference between the amount realized and the optionee's tax basis in the shares.

     Exercise of Incentive Stock Options. An optionee will not recognize income upon the exercise of an Incentive Option. However, the "spread" between the fair market value of the shares at the time of exercise and the exercise price is includible in the calculation of alternative minimum taxable income for purposes of the alternative minimum tax.

     If the optionee does not dispose of the shares received upon exercise of the option within both the two-year period after the Incentive Option was granted and the one-year period after the exercise of the Incentive Option (the "ISO holding periods"), the optionee will recognize capital gain or loss when he disposes of the shares. Such gain or loss will be measured by the difference between the exercise price and the amount received for the shares at the time of disposition.

     If the shares acquired upon exercise of an Incentive Option are disposed of before the end of the ISO holding periods, the disposition is a "disqualifying disposition" which results in the optionee recognizing ordinary income in an amount generally equal to the lesser of (i) the excess of the value of the shares on the option exercise date over the exercise price or (ii) the excess of the amount received upon disposition of the shares over the exercise price. Any excess of the amount received upon disposition of the shares over the value of the shares on the exercise date will be taxed to the optionee as capital gain.

     Stock Awards. The recipient of a stock award will generally recognize ordinary income in an amount equal to the excess of the fair market value of the shares on the date the shares are freely tradeable and no longer subject to a substantial risk of forfeiture over the amount paid for the shares, if any. However, the recipient may elect to recognize income based on the fair market value of the shares on the date the shares are awarded rather than when the shares are freely tradeable and no longer subject to a substantial risk of forfeiture. The shares will be deemed to have been acquired on the date ordinary income is recognized and will have a tax basis equal to their fair market value on that date. Any gain or loss generated after the shares are freely tradable and no longer subject to a substantial risk of forfeiture, or after an election to recognize ordinary income on the date the shares are awarded, will be taxed to the recipient as capital gain or loss.

     Company Deductions. The Company (or its subsidiary) generally is entitled to a deduction for federal income tax purposes at the same time and in the same amount that the participant recognizes ordinary income, to the extent that such income is considered reasonable compensation under the Code. Deductions may be limited by Section 162(m) of the Code with respect to Awards granted to certain executive officers if the Awards do not qualify as "performance-based compensation" under that section. Neither the Company nor any subsidiary is entitled to a deduction with respect to payments that constitute "excess parachute payments" pursuant to Section 280G of the Code and that do not qualify as reasonable compensation pursuant to that section. Such payments also subject the recipients to a 20% excise tax.

Vote Required

     The affirmative vote of a majority of the shares represented in person or by proxy and entitled to vote on this proposal is necessary for the approval of the Plan. Abstentions are counted in the tabulation of votes entitled to be cast and therefore have the effect of a vote against the proposal, whereas broker non-votes are not counted and have no effect on the vote.

     Approval of the Plan will be deemed to constitute approval of the automatic annual option grants to non-employee directors for purposes of the exemption from Section 16 of the Securities Exchange Act of 1934 provided by Rule 16b-3 thereof.

     The Board of Directors recommends that the stockholders vote FOR approval of the Plan.

                PROPOSAL THREE - RATIFICATION OF APPOINTMENT OF
                        INDEPENDENT PUBLIC ACCOUNTANTS

     The Company's Board of Directors has appointed PricewaterhouseCoopers LLP to act as the Company's independent public accountants for the fiscal year ending December 31, 1999 subject to ratification by the stockholders. PricewaterhouseCoopers LLP has served as the Company's independent public accountants since 1995.

     The Board of Directors recommends a vote "FOR" ratification of this appointment. Stockholder ratification of the appointment of auditors is not required under the laws of the State of Delaware, under which the Company is incorporated, but the Board has determined to ascertain the position of the stockholders on the appointment. The Board of Directors will reconsider the appointment of it is not ratified by the stockholders.

     A representative of PricewaterhouseCoopers LLP is expected to be present at the Annual Meeting with the opportunity to make a statement if such representative so desires and to respond to appropriate questions.

                              EXECUTIVE OFFICERS

     The executive officers of the Company (other than Jeffrey W. Jones, Chief Executive Officer, whose business background is described under "Election of Directors") are as follows:

     Keith G. Bateman, 46, joined the Company in January 1999 as Vice President of Global Sales. Mr. Bateman held key executive positions with the international and domestic divisions of HGM Medical Lasers, a Salt Lake City-based manufacturer of medical lasers utilized in ophthalmologic, dental and anesthetic applications, from 1994 through 1998. He previously spent several years in sales, marketing and management in the computer industry.

     Al Diaz, 43, has been Vice President of Operations since March 1998. From December 1995 through November 1997, Mr. Diaz served as Vice President of Operations for the Biomedical Division of Sorin Biomedica, an Italian manufacturer of cardiovascular implants. From June 1995 through December 1995, Mr. Diaz was a director of manufacturing of the cardiovascular group of Baxter Health Care, Inc., a manufacturer of medical products. From June 1994 through June 1995, Mr. Diaz served as Director of Operations of Laerdal Medical, Inc., a manufacturer of external portable defibrillators. From 1987 through June 1994, Mr. Diaz was associated with Advanced Interventional Systems, Inc., a manufacturer of Eximer laser systems, where he served as Director of Operations from March 1992 through June 1994 and Manufacturing Manager from 1987 through March 1992.

     Andrew Kimmel, 30, has been Vice President of Engineering and Regulatory Affairs since February 1998. From May 1997 to February 1998, he served as Vice President of Internal Programs. Mr. Kimmel joined the Company in 1991 as an electrical engineer and held various key positions within the Company's engineering and service departments, including Director of Regulatory Affairs, where he was responsible for the aggregation and submission of data for applications to the United States Food and Drug Administration regarding the Company's products.

     Ioana Rizoiu, 35, has served as Vice President of Research and Development since May 1997. Ms. Rizoiu, who joined the Company in 1992 as a physicist, played a significant role in the development of the Company's prior laser-based products and its present HydroKinetic(TM) technology. In 1995, she was promoted to Director of Research and Development, where her responsibilities included the design and development of the delivery system utilized to transport the HydroKinetic(TM) technology to the target tissue. She has also served as project manager for the LaserBrush(TM) toothbrush since 1995.

     Stephen R. Tartamella, 45, has been Vice President of
Finance/Administration and Chief Financial Officer since 1995. Mr. Tartamella joined the Company in 1994 as a consultant and later became Corporate Controller. Mr. Tartamella served as a financial consultant from October 1992 until joining the Company in 1994. From mid-1990 to October 1992, Mr. Tartamella served as Vice President of Finance/Administration and Chief Financial Officer of Taylor Dunn Manufacturing, a manufacturer of electric and gas powered utility carts.

     Officers of the Company serve at the discretion of the Board of Directors, subject to the terms of any employment agreement with the Company.


                                 EXECUTIVE COMPENSATION

Summary Compensation Table

     The following table provides compensation information with respect to each person who served as the Company's chief executive officer during 1998 (the "Named Officers") for the periods indicated. No other executive officer of the Company received total salary and bonus in excess of $100,000 during 1998.



                                            Annual Compensation       Long-term Compensation
                                           ----------------------   --------------------------
Name and                        Fiscal                                 Securities Underlying
Principal Position               Year              Salary                   Options (#)
------------------              ------             ------               ---------------------
Donald A. La Point               1998               $145,000                            0
  Former Chief                   1997                145,000                       50,000
  Executive Officer(1)           1996                104,367                      100,000
Jeffrey W. Jones
  Chief Executive                1998                 20,000                      507,000
  Officer(2)
-------

(1)  Mr. La Point served as Chief Executive Officer from 1995 until November
     1998.

(2) Mr. Jones was elected Chief Executive Officer in November 1998. See "Employment Agreement" below.

Fiscal Year 1998 Option Grants

     Shown below is information regarding stock options granted to the Named Officers during 1998.


                                                                                  Potential Realizable Value
                        Number of       % of Total                                at Assumed Annual Rates
                       Securities         Options                                 of Stock Price Appreciation
                       Underlying       Granted to      Exercise                             for
                         Options       Employees in     Price Per                       Option Term (1)
         Name            Granted        Fiscal Year       Share     Expiration    ---------------------------
-------------------   -------------   ---------------   ---------      Date              5%          10%
                                                                    ----------           --          ---

  Donald La Point           0                --            --           --               --           --

  Jeffrey W. Jones     507,000 (2)           70%         $2.125      12/17/08         $678,746   $1,713,026
-----------

(1) These values were determined in accordance with rules suggested by the SEC and are not intended to forecast the prices at which the Company's Common Stock could trade in the future. The actual realized value will depend on the amount by which the sales price of the shares exceeds the exercise price.

(2) The exercise price equaled the fair market value on the grant date. The terms of these options are described under "Employment Agreement" below. In addition, the Compensation Committee has the authority to modify the terms of outstanding options, including the exercise price and vesting schedule.

1998 Option Exercises and Fiscal Year-End Option Values

     Shown below is information regarding unexercised stock options held by the Named Officers at December 31, 1998. No stock options were exercised by the Named Officers during 1998.



                           Number of Securities Underlying
                               Unexercised Options at               Value of Unexercised In-the-Money
                                   Fiscal Year-End                      Options at Fiscal Year-End (1)
                         ---------------------------------        -------------------------------------
        Name              Exercisable       Unexercisable           Exercisable        Unexercisable
--------------------     ---------------   ----------------       ----------------   ------------------

Donald La Point (2)          400,000                   0              $175,750            $     0

Jeffrey W. Jones              11,000             496,000                   858             38,688
-----------


(1) Represents the difference between the aggregate market value on December 31, 1998 ($2.203 per share) and the aggregate exercise price of options that had an exercise price less than such market value.

(2) In connection with his termination in February 1999, 25% of Mr. La Point's options were cancelled and the expiration date of his remaining options was extended from ninety days to two years after the date of his termination.

Employment Agreement

     The Company employs Jeffrey W. Jones as President and Chief Executive Officer pursuant to the terms of an Amended and Restated Employment Agreement dated December 18, 1998. Under the agreement, Mr. Jones is paid (a) a base annual salary of $220,000, (b) a bonus for the period ending December 31, 1999 equal to 10% of his base salary paid through such period if the Company's consolidated revenues for the year ending December 31, 1999 are at least $12,000,000, and (c) incentive compensation for each subsequent year equal to 4% of pre-tax net income up to $1,000,000 and 2% of pre-tax net income in excess of $1,000,000, with pre-tax net income computed before provision for such incentive compensation. Mr. Jones was also granted ten-year options to purchase 507,000 shares of the Company's Common Stock at an exercise price of $2.125 per share (fair market value on the grant date), of which 407,000 shares vest at the rate of 11,000 shares per month. An additional 50,000 shares will vest if the Company's audited financial statements for the year ending December 31, 1999 reflect consolidated revenues of at least $12,000,000 and an additional 50,000 shares will vest on any date through May 31, 2000 that the closing price of the Company's Common Stock equals or exceeds $8.00 per share for 20 consecutive trading days. If Mr. Jones' employment is terminated by the Company other than for cause, the options will continue to vest for the longer of the balance of the calendar year in which the termination occurs or six months following termination. The Company has agreed to reimburse Mr. Jones his reasonable relocation costs up to $40,000 and, until further notice by the Company, to reimburse his and his family's reasonable travel and temporary living expenses pending his relocation.

     The initial term of the agreement ends on December 31, 2001, but Mr. Jones' employment will continue on the terms existing at that time until terminated on at least 90 days prior notice by either party. The Company may immediately terminate the agreement at any time for cause, which generally includes conviction for a crime involving moral turpitude or a felony, repeated failure to perform in accordance with the Board of Directors' instructions, willful and material breach of the agreement which is not cured within 15 business days of notice thereof, or the commission of an act of fraud or dishonesty in connection with his employment. If the Company terminates Mr. Jones' employment prior to December 31, 2001 other than for cause, Mr. Jones will be entitled to severance pay in lieu of other salary and bonus payments in an amount equal to up to 12 times his base monthly salary, depending on the term remaining under the agreement. The Company has also agreed to indemnify Mr. Jones to the maximum extent permitted by Delaware law.


                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     PacVest Associates, Inc., an affiliate of Advisor's Capital Investments, Inc., a holder of more than 5% of the Company's Common Stock, served as placement agent in a private placement of the Company's securities in May 1998. For its services, PacVest Associates, Inc. received commissions and fees of $118,000 and warrants expiring on April 30, 2000, to purchase an aggregate of 22,500 shares of the Company's Common Stock at an exercise price of $3.75 per share. Pac Capital Strategies L.P., in which Advisor's Capital Investments, Inc. has an interest, purchased five units in the May 1998 private placement at a price of $30,000 per unit. Each unit consists of 10,000 shares of Common Stock and warrants to purchase 5,000 shares, expiring April 30, 2000, at an exercise price of $3.75 per share. Such securities are included in the shares beneficially owned by Advisor's Capital Investments set forth in the section "Ownership of Common Stock."

                     REPORT OF THE COMPENSATION COMMITTEE

     The Compensation Committee sets and administers the policies governing the Company's compensation program, including stock option plans. The Committee discusses and considers executive compensation matters and makes its decisions, subject to review by the Company's Board of Directors.

     The goals of the Company's executive compensation program are to attract and retain executive officers who will strive for excellence and to motivate those individuals to achieve superior performance by providing them with rewards for assisting the Company in meeting targets regarding technology development, revenues and profitability. Overall compensation is intended to be set a level competitive with the amounts paid to management of companies with similar business structure, size, location and stage of development as the Company. Compensation for the Company's executive officers consists of base salary, discretionary bonus and stock options granted under the Company's stock option plans.

     Donald A. La Point served as the Company's Chief Executive Officer from 1995 until November 1998. Mr. La Point's 1998 compensation was not changed from his 1997 compensation.

     In November 1998, the Company elected Jeffrey W. Jones, formerly president and chief executive officer of Salt Lake City-based HGM Medical Lasers, its President and Chief Executive Officer. The Company entered into an employment agreement with Mr. Jones as an inducement for him to relocate and join the Company. The terms of the agreement, which are summarized under "Executive Compensation - Employment Agreements," were arrived at on the basis of arms'- length negotiations. In addition to base salary, Mr. Jones may earn a bonus and incentive compensation if the Company achieves certain revenue and net income targets. The vesting of a portion of Mr. Jones' stock options is dependent upon achieving revenue and stock price targets. As a result, the Committee believes that a significant portion of Mr. Jones' compensation is tied to Company performance and that his stock options align his interests with those of the Company's stockholders. The Committee believes that the compensation package provided to Mr. Jones was necessary to attract Mr. Jones in a competitive environment for executive personnel with experience in the medical/dental laser industry.

     Base salaries of executive officers other than the Chief Executive Officer are based upon (1) the officer's position, experience and tenure with the Company; (2) industry and comparable company compensation surveys (which companies differ from the companies in the peer group used in the stock performance graph); (3) an evaluation of the executive officer's performance; and (4) judgements as to the expected future contributions of the executive officer.

     The Compensation Committee may award discretionary bonuses based on the Company's results of operations and financial position and an evaluation of the performance of each executive officer in such officer's areas of responsibility and each executive officer's respective contribution to the Company's operating performance. The Company's annual operating plan is the principal point of reference utilized by the Compensation Committee to determine whether any particular officer's contribution to achieving or exceeding the operating plan merits a bonus award. No bonuses were awarded for 1998.

     During each fiscal year, the Compensation Committee considers the desirability of option grants to the Company's executive officers under the Company's stock option plans. The Compensation Committee believes that stock options encourage the attainment of strategic goals over time and align employee and stockholder interests. In determining the grants of stock options to executive officers in 1998, the Compensation Committee reviewed the recommendations of the Board of Directors and the Chief Executive Officer regarding individual awards for officers other than the Chief Executive Officer, and considered the past and anticipated responsibilities, specific assignments, strategic and operational goals, performance and contributions of each such executive officer, as well as the number of options previously granted to such officer and the number of shares subject to options that had vested and would vest in the future.

     Section 162(m) of the Internal Revenue Code generally limits the corporate tax deduction to $1,000,000 for compensation paid to certain executive officers of publicly-held companies unless the compensation qualifies as "performance-based compensation" under that section. Stock options and stock awards under the Company's option plans do not qualify as performance-based compensation. Accordingly, if in any year the exercise of options causes an executive officer's total compensation to exceed $1,000,000 in that year, the amount of the excess will not be deductible by the Company. The Committee does not have any plans at this time to qualify the Company's compensation plans so that they are exempt from the deductibility limits of Section 162.

                          The Compensation Committee
                              Federico Pignatelli
                             George V. d'Arbeloff


                COMPLIANCE WITH SECTION 16 OF THE EXCHANGE ACT

     Section 16 of the Securities Exchange Act of 1934 requires the Company's directors, executive officers and 10% or more stockholders to file reports of ownership (Form 3) and changes in ownership (Forms 4 and 5) with the SEC and to furnish the Company with copies of all such forms which they file with the SEC.

     During 1998 each of George V. d'Arbeloff, Jeffrey W. Jones, Andrew Kimmel, William A. Owens, Federico Pignatelli, Ioana Rizoiu and Stephen R. Tartamella did not timely report one exempt option grant. Jeffrey W. Jones, Keith G. Bateman and William A. Owens each did not timely file a Form 3 upon becoming subject to the reporting requirements of Section 16. In making the foregoing disclosures, the Company has relied solely on its review of copies of forms filed by such persons with the SEC.

                               STOCK PERFORMANCE

     The following graph presents a comparison of cumulative total stockholder returns for the five years ended December 31, 1998 for (1) the Company's Common Stock, (2) The Nasdaq SmallCap Market, (3) The Nasdaq Medical Devices, Instruments and Supplies, Manufacturers and Distributors Index ("Nasdaq MDIS Index") and (4) a peer group composed of 126 publicly-traded companies involved in the Company's line of business, the manufacture and sale of electromedical and electrotherapeutic devices. The Company decided to change from the peer group to the Nasdaq MDIS Index because it believes that the Nasdaq MDIS Index provides a better basis for comparing the Company's stock performance than does the peer group. The following graph assumes the investment of $100 on January 1, 1994 and the reinvestment of all dividends, if any. The total return performance shown on the graph is not necessarily indicative of future total return performance of the Company's Common Stock.

               COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN
            AMONG BIOLASE TECHNOLOGY INC, S&P SMALL CAP 600 INDEX,
           NASDAQ MED DEVICES, INSTRUMENTS & SUPPLIES AND PEER GROUP

                        PERFORMANCE GRAPH APPEARS HERE

                                                               NASDAQ MED
                             BIOLASE                           DEVICES,
Measurement Period           TECHNOLOGY     S&P SMALL CAP      INSTRUMENTS,
(Fiscal Year Covered)        INC            600 INDEX          & SUPPLIES      PEER GROUP
-------------------          ----------     -------------     ------------    ----------
Measurement Pt- 12/93        $100           $100              $100            $100
FYE  12/94                   $ 32.01        $ 95.23           $106.36         $115.41
FYE  12/95                   $112.04        $123.76           $161.41         $225.23
FYE  12/96                   $128.04        $150.14           $151.19         $245.67
FYE  12/97                   $106.02        $188.56           $173.21         $334.60
FYE  12/98                   $ 68.02        $186.10           $195.83         $433.31


                             STOCKHOLDER PROPOSALS

     Any stockholder intending to submit to the Company a proposal for inclusion in the Company's Proxy Statement and proxy for the 2000 Annual Meeting must submit such proposal so that it is received by the Company no later than December 23, 1999, and such proposal must otherwise comply with Rule 14a-8 under the Securities Exchange Act of 1934.

     If a stockholder submits a proposal at the Company's Annual Meeting of Stockholders to be held in 2000 other than in accordance with Rule 14a-8 and that stockholder does not provide notice of his proposal to the Company by March 9, 2000, the holders of any proxy solicited by the Company's Board of Directors for use at that meeting will have discretionary authority to vote on that proposal.


                            DISCRETIONARY AUTHORITY

     While the Notice of Annual Meeting of Stockholders calls for the transaction of such other business as may properly come before the meeting, the Board of Directors has no knowledge of any matters to be presented for action by the stockholders other than as set forth above. The enclosed proxy gives discretionary authority, however, in the event any additional matters should be presented.


                          ANNUAL REPORT ON FORM 10-K

     A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 1998 (WITHOUT EXHIBITS) ACCOMPANIES THIS PROXY STATEMENT.

                           BIOLASE TECHNOLOGY, INC.

                            1998 STOCK OPTION PLAN



1.   PURPOSE
     -------

     The BioLase Technology, Inc. 1998 Stock Option Plan (the "Plan") has been established by BioLase Technology, Inc. (the "Company") to (i) attract, retain and motivate persons eligible to participate in the Plan; (ii) provide incentive compensation opportunities that are competitive with those of other similar companies; and (iii) further identify Participants' interests with those of the Company's other shareholders through compensation that is based on the Company's Common Stock; and thereby promote the long-term financial interest of the Company and its Subsidiaries.

2.   DEFINITIONS
     -----------

     Whenever used herein the following terms shall have the following meanings, respectively:

     (a) "Award" means any form of Option or Stock Award granted under the Plan. An Award shall be subject to such terms and conditions, not inconsistent with the Plan, as the Committee shall, in its sole discretion, prescribe. The terms and conditions of any Award, except an Unrestricted Stock Award, shall be reflected in such form of written document as is determined by the Committee. A copy of such document shall be provided to the Participant and, except as provided in Section 16(c) hereof, the Committee may, but need not, require that the Participant sign a copy of such document. Such document is referred to in the Plan as an "agreement" regardless of whether the Participant's signature is required or obtained.

     (b) "Board" shall mean the Board of Directors of the Company.

     (c) "Code" shall mean the Internal Revenue Code of 1986, as amended.

     (d) "Committee" shall mean a Committee of at least two directors appointed by the Board to administer the Plan, or if no such committee has been appointed or the Board is exercising the powers of the Committee, reference to "Committee" shall be deemed to refer to the Board.

     (e) "Common Stock" shall mean the Company's Common Stock, as described in the Company's Certificate of Incorporation, as amended from time to time.

     (f) "Company" shall mean BioLase Technology, Inc., a Delaware corporation.

     (g) "Eligible Person" shall mean, in connection with the grant of Non-Qualified Options or Stock Awards, any officer, employee, consultant or advisor of the Company or any Subsidiary or Parent Corporation of the Company, and any director of the Company who is not an employee of the Company or any Subsidiary or Parent Corporation of the Company, it being understood that the Committee may in its discretion also grant Non-Qualified Options or Stock Awards to induce an individual to become and remain an Eligible Person prior to the date such person first performs services for the Company or any Subsidiary or Parent Corporation of the Company provided that any such Awards shall not be exercisable or become vested prior to the date such person first performs services for the Company or any Subsidiary or Parent Corporation of the Company. In connection with the grant of Incentive Options, the term "Eligible Person" shall mean any individual who is employed, within the meaning of Section 3401 of the Code, by the Company or any Subsidiary or Parent Corporation of the Company.

     (h) "Fair Market Value Per Share" of the Company's Common Stock shall mean if the Company's Common Stock is publicly traded the mean between the highest and lowest reported sale prices of the Common Stock on the applicable date or, if not available, the average between the highest bid and lowest asked prices of the Common Stock on the applicable date. In any situation not covered above or if there were no sales on the applicable date, the Fair Market Value Per Share shall be determined by the Committee in good faith based on uniform principles consistently applied.

     (i) "Incentive Option" shall mean an Option granted under the Plan which is designated as and qualifies as an incentive stock option within the meaning of
Section 422 of the Code. In no event shall the aggregate fair market value (determined as of the time an Incentive Option is granted) of shares subject to Incentive Options held by a Participant (granted under the Plan or under any other plan of the Company) that first become exercisable in any calendar year exceed $100,000. The portion of any purported Incentive Option which exceeds such limitation shall be deemed to be a Non-Qualified Option.

     (j) "Non-Qualified Option" shall mean an Option granted under the Plan which is designated as a non-qualified stock option or which does not qualify as an incentive stock option within the meaning of Section 422 of the Code.

     (k) "Option" shall mean an Incentive Option or a Non-Qualified Option.

     (l) "Parent Corporation" shall have the meaning set forth in Section 424(e) of the Code.

     (m) "Participant" shall mean any Eligible Person who has been granted an Award under the Plan.

     (n) "Permanent Disability" shall mean termination of employment with the Company or any Subsidiary or Parent Corporation of the Company with the consent of the Company or such Subsidiary or Parent Corporation by reason of permanent and total disability within the meaning of Section 22(e)(3) of the Code.

     (o) "Plan" shall mean the BioLase Technology, Inc. 1998 Stock Option Plan, as from time to time amended.

     (p) "Restricted Stock" shall mean shares of Common Stock issued pursuant to a Restricted Stock Award which are subject to the restrictions or conditions set forth in the agreement which evidences such Award.

     (q) "Restricted Stock Award" shall mean an Award granted pursuant to
Section 9(a) of the Plan.

     (r) "Stock Award" shall mean a Restricted Stock Award or an Unrestricted Stock Award.

     (s) "Subsidiary", in the case of Incentive Options shall have the meaning set forth in Section 424(f) of the Code (generally, 50% or more owned subsidiaries), and in the case of any other Award shall have the meaning of "subsidiary" in Rule 405 of Regulation C under the Securities Act of 1933, as amended (generally, a controlled affiliate).

     (t) "Unrestricted Stock Award" shall mean an Award granted pursuant to
Section 9(b) of the Plan.

3.   ADMINISTRATION
     --------------

     (a) The Plan shall be administered either by the Board or, in the discretion of the Board, by a Committee; provided, however, that if a Committee has been appointed by the Board, the Board may, in its discretion, take any action permitted to be taken by the Committee with respect to grants or other actions affecting Awards. The Board may from time to time appoint members of the Committee in substitution for or in addition to members previously appointed and may fill vacancies.

     (b) Any action of the Committee with respect to the administration of the Plan shall be taken by majority vote or by unanimous written consent of its members.

     (c) Subject to the provisions of the Plan and except as provided in Section 5 hereof, the Committee shall have the authority to construe and interpret the Plan; to define the terms used herein; to grant Awards to such Eligible Persons as they select; to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award; to modify or waive any restrictions, contingencies or limitations contained in any outstanding Awards not inconsistent with the terms of the Plan; to prescribe, amend and rescind rules and regulations relating to the Plan; to approve and determine the duration of leaves of absence which may be granted to Participants without constituting a termination of employment for purposes of the Plan; and to make all other determinations necessary or advisable for the administration of the Plan. The Committee's authority shall include, without limitation, the right, in its discretion, to accelerate the vesting of Awards or to reprice or exchange Awards with the consent of the Participant. All determinations and interpretations made by the Committee shall be conclusive and binding on all Participants and on their guardians, legal representatives, beneficiaries and transferees.

     (d) The Company will indemnify and hold harmless the members of the Board and the Committee from and against any and all liabilities, costs and expenses incurred by such persons as a result of any act, or omission to act, in connection with the performance of such persons' duties, responsibilities and obligations under the Plan, other than such liabilities, costs and expenses as may result from the gross negligence, bad faith, willful misconduct and/or criminal acts of such persons.

4.   SHARES SUBJECT TO PLAN
     ----------------------

     (a) The stock to be offered under the Plan shall consist of up to 1,000,000 shares of the Company's Common Stock, subject to adjustment pursuant to Subsection (b) hereof. If any Award granted hereunder shall expire, terminate or be forfeited for any reason, the unpurchased or forfeited shares subject thereto shall again be available for purposes of this Plan.

     (b) If the number of outstanding shares of Common Stock of the Company are increased or decreased, or if such shares are exchanged for a different number or kind of shares or securities of the Company through reorganization, merger, recapitalization, reclassification, stock dividend, stock split, combination of shares, or other similar transaction, the aggregate number of shares of Common Stock subject to the Plan as provided in Subsection (a) hereof and the shares of Common Stock subject to outstanding Awards under the Plan shall be appropriately and proportionately adjusted by the Committee. Any such adjustment in outstanding Awards shall be made without change in the aggregate purchase price applicable to the unexercised portion of the Award but with an appropriate adjustment in the price for each share or other unit of any security covered by the Award.

     (c) Adjustments under this Section shall be made by the Committee, whose determination as to what adjustments shall be made, and the extent thereof, shall be final, binding and conclusive. No fractional shares of stock shall be issued under the Plan or in connection with any such adjustment.

5.   FORMULA OPTION GRANTS TO NON-EMPLOYEE DIRECTORS
     -----------------------------------------------

     On the date of each annual meeting of stockholders (or special meeting in lieu of an annual meeting at which directors are elected) each non-employee director of the Company who was elected at such meeting shall automatically be granted a Non-Qualified Option to purchase 30,000 shares of Common Stock;

provided however, that if no such meeting is held in any calendar year, then
-------- -------
each non-employee director shall automatically be granted a Non-Qualified Option to purchase 30,000 shares of Common Stock on December 31 of such year. Each such Option shall vest at the rate of 7,500 shares per quarter, beginning three months after the grant date. Any non-employee director who is first elected a director at any time other than at an annual meeting of stockholders (or special meeting in lieu of an annual meeting at which all directors are elected) shall automatically be granted a Non-

Qualified Option on the date of his election as a director for a number of shares determined by multiplying 2,500 times the number of full calendar months from the grant date until the next June 1, which Option shall vest at a rate of 2,500 shares per month beginning on the last day of the first full calendar month following the grant date. The purchase price of each share covered by each Option granted pursuant to this Section 5 shall be an amount equal to 100% of the Fair Market Value Per Share of the Common Stock on the date of grant. Each such Option may be exercised until the earliest to occur of:

          (i) the tenth anniversary of the grant date;

         (ii) ninety days after the date the Participant ceases to be a director of the Company for any reason other than death or Permanent Disability, but only to the extent that shares are vested on the date the Participant ceases to be a director; and

        (iii) the first anniversary of the Participant's death while a director or the date the Participant ceases to be a director due to Permanent Disability, but only to the extent that shares are vested on the date the Participant dies or ceases to be a director due to Permanent Disability.

     Anything to the contrary notwithstanding, no non-employee director shall receive more than one Option grant pursuant to this Section 5 in any calendar year. Options granted pursuant to this Section 5 shall be subject to all other terms and conditions of the Plan.

6.   PURCHASE PRICE OF OPTIONS
     -------------------------

     The purchase price of each share covered by an Option shall be determined by the Committee on the date of grant subject to the following limitations:

     (a) the purchase price of each share covered by each Incentive Option shall not be less than 100% of the Fair Market Value Per Share of the Common Stock of the Company on the date the Incentive Option is granted;

     (b) if at the time an Incentive Option is granted the Participant owns or would be considered to own by reason of Section 424(d) of the Code more than 10% of the total combined voting power of all classes of stock of the Company or any Subsidiary or Parent Corporation of the Company, the purchase price of the shares covered by such Incentive Option shall not be less than 110% of the Fair Market Value Per Share of the Common Stock on the date the Incentive Option is granted;

     (c) the purchase price of each share covered by a Non-Qualified Option shall be not less than 85% of the Fair Market value per share of the Common Stock on the date the Non-Qualified Option is granted; and

     (d) in no event shall the purchase price per share be less than the par value per share of the Common Stock, if any.

7.   DURATION OF OPTIONS
     -------------------

     The expiration date of an Option shall not exceed 10 years from the date on which the Option was granted, and shall be subject to earlier termination as provided herein; provided, however, that if at the time an Incentive Option is granted the Participant owns or would be considered to own by reason of Section 424(d) of the Code more than 10% of the total combined voting power of all classes of stock of the Company or any Subsidiary or Parent Corporation of the Company, such Incentive Option shall expire not more than five years from the date the Incentive Option is granted.

8.   EXERCISE OF OPTIONS
     -------------------

     (a) Method of Exercise.  An Option shall be exercisable in installments or
         ------------------
otherwise upon such terms as the Committee shall in its discretion determine. A Participant may purchase less than the total number of shares for which the Option is exercisable, provided that the exercise of an Option shall not include any fractional shares. To the extent that the right to purchase shares has accrued, Options may be exercised from time to time by giving written notice to the Company stating the number of shares with respect to which the Option is being exercised, accompanied by payment in full of the purchase price for the number of shares being purchased and, if applicable, any federal, state or local taxes required to be paid in accordance with the provisions of Section 11 hereof.

     (b) Payment of Purchase Price.  Payment of the purchase price for any
         -------------------------
shares pursuant to the exercise of an Option may be made in cash or by check or, in connection with subparagraphs (i) through (iv) where, and to the extent, expressly approved by the Committee in advance, in its discretion, and where permitted by law:

          (i) by cancellation of indebtedness of the Company to the Participant;

         (ii) by surrender of shares of Common Stock that have been owned by the Participant for at least six months;

        (iii) by tender of a full recourse promissory note, which note shall be secured by the shares being purchased, contain such terms as may be approved by the Committee and bear interest at a rate sufficient to avoid imputation of income under Sections 483 and 1274 of the Code;

         (iv) by waiver of compensation due or accrued to the Participant for services rendered;

          (v) provided that a public market for the Company's Common Stock exists:

               (1) through a "same day sale" commitment from the Participant and a broker-dealer that is a member of the National Association of Securities Dealers (an "NASD Dealer") whereby the Participant irrevocably elects to exercise the Option and to sell a portion of the shares so purchased to pay for the purchase price, and whereby the NASD Dealer irrevocably commits to forward the purchase price directly to the Company; or

               (2) through a "margin" commitment from the Participant and an NASD Dealer whereby the Participant irrevocably elects to exercise the Option and to pledge the shares so purchased to the NASD Dealer in a margin account as security for a loan from the NASD Dealer in the amount of the purchase price, and whereby the NASD Dealer irrevocably commits to forward the purchase price directly to the Company; or

          (vi) by any combination of the foregoing.

     If payment is made with shares of Common Stock, the Participant, or other person entitled to exercise the Option, shall deliver to the Company certificates representing the number of shares of Common Stock in payment for the shares being purchased, duly endorsed for transfer to the Company and, if requested by the Committee, a representation and warranty in writing that he has good and marketable title to the shares represented by the certificate(s), free and clear of all liens and encumbrances. The value of the shares of Common Stock tendered in payment for the shares being purchased shall be their Fair Market Value Per Share on the date of the Participant's exercise.

     (c) Notwithstanding the foregoing, the Company shall have the right to postpone the time of delivery of the shares for such period as may be required for it to comply, with reasonable diligence, with any applicable listing requirements of any national securities exchange or any federal, state or local law. If an Participant, or other person entitled to exercise an Option, fails to accept delivery of or fails to pay for all or any portion of the shares requested in the notice of exercise, upon tender of delivery thereof, the Committee shall have the right to terminate his Option with respect to such shares.

9.   RESTRICTED AND UNRESTRICTED STOCK AWARDS
     ----------------------------------------

     (a) Restricted Stock Awards.  The Committee may, in its discretion, grant
         -----------------------
one or more Restricted Stock Awards to any Eligible Person. Each Restricted Stock Award shall specify the number of shares of Common Stock to be issued to the Participant, the date of such issuance, the price, if any, to be paid for such shares by the Participant and the restrictions imposed on such shares. The Committee may grant Restricted Stock Awards subject to the attainment of specified performance goals, continued employment or such other limitations or restrictions as the Committee may determine. Shares of Restricted Stock may be issued immediately upon grant or upon vesting as determined by the Committee. If shares which are subject to vesting or other restrictions or conditions are issued immediately upon grant, the Committee may require the Participant to deliver a duly signed stock power, endorsed in blank, relating to such shares. The Committee may also require that the stock certificates evidencing such shares be held in custody by the Company until the restrictions on them shall have lapsed.

     (b) Unrestricted Stock Awards.  The Committee may make Awards of
         -------------------------
unrestricted Common Stock to Eligible Persons in connection with services actually rendered by such persons. Unrestricted shares issued on a bonus basis may be issued for no cash consideration. Each certificate for unrestricted Common Stock shall be registered in the name of the Participant and delivered immediately to the Participant.

10.  TERMINATION OF AWARDS
     ---------------------

     Except as expressly approved by the Committee with respect to an Award granted hereunder and set forth in the agreement evidencing such Award, Awards shall terminate as follows:

     (a) Termination by Death or Disability.  Each Award shall terminate on the
         ----------------------------------
first to occur of (i) the stated expiration date of the Award or (ii) one year after the date of the Participant's death while an Eligible Person or within three months of termination as an Eligible Person, or termination as an Eligible Person due to Permanent Disability. Until the termination of the Award, the Award may be exercised only to the extent that it was exercisable on the date of the Participant's death or termination due to Permanent Disability. In the case of death, the Award may be exercised by the person or persons to whom the Participant's rights under the Award shall pass by will or by the laws of descent and distribution.

     (b) Other Termination.  Each Award shall terminate on the earlier to occur
         -----------------
of (i) the stated expiration date of the Award or (ii) 90 days from the date on which the Participant ceases to be an Eligible Person for any reason other than death or Permanent Disability unless such Participant has been rehired by the Company or any Subsidiary of the Company and is an Eligible Person on such date. Until the termination of the Award, the Award may be exercised only to the extent such Award was exercisable on the date the Participant ceased to be an Eligible Person. A leave of absence approved in writing by the Committee shall not be deemed a termination for purposes of this Section, but no Award may be exercised during any such leave of absence, except during the first 90 days thereof. The fact that the Participant may receive payment from the Company or any Subsidiary of the Company after termination as an Eligible Person for vacation pay, for services rendered prior to termination, for salary in lieu of notice, or any other benefits shall not affect the termination date.

11.  WITHHOLDING OF TAXES
     --------------------

     Prior to the issuance or delivery of any shares of Common Stock in connection with the exercise or vesting of any Award hereunder, or upon a Participant's disposition of any shares of Common Stock acquired upon exercise of an Incentive Option prior to the expiration of either of the holding periods specified in Section 422(a)(1) of the Code, the Committee may in its sole discretion require the Participant to pay an amount equal to any federal, state and local taxes that the Committee reasonably believes are required to be withheld in order to enable the Company to claim a deduction or otherwise. The Company may withhold from any future earnings, bonus or any other payment due to a Participant the amount necessary to satisfy any outstanding tax obligations related to any Award under the Plan.

12.  NON-TRANSFERABILITY OF AWARDS
     -----------------------------

     (a) Except as otherwise expressly provided in Section 12(b) and in the agreement which evidences the Award, as the same may be amended, no Award granted under the Plan may be assigned, transferred, pledged, encumbered or otherwise disposed of by the Participant, either voluntarily or by operation of law, except by will or the laws of descent and distribution, and Options shall be exercisable during the Participant's lifetime only by the Participant.

     (b) The Committee may permit Non-Qualified Options to be transferred pursuant to a domestic relations order or to members of the Participant's immediate family, charitable institutions, or trusts or other entities whose beneficiaries or beneficial owners are members of the Participant's immediate family and/or charitable institutions, pursuant to such conditions and procedures as the Committee may establish. Any permitted transfer shall be subject to the condition that the Committee receive evidence satisfactory to it that the transfer is being made pursuant to a domestic relations order, or for estate and/or tax planning purposes on a gratuitous or donative basis and without consideration (other than nominal consideration). The term "immediate family" shall mean the Participant's spouse, parents, children, stepchildren, siblings and grandchildren, including any such relationship which occurs by reason of adoption. Notwithstanding the foregoing, Incentive Options shall be subject to any and all transfer restrictions under the Code.

13.  CONTINUANCE OF EMPLOYMENT
     -------------------------

     Nothing contained in the Plan or in any Award granted under the Plan shall confer upon any Participant any rights with respect to the continuation of his status as an Eligible Person or interfere in any way with the right of the Company or any Subsidiary or Parent Corporation of the Company at any time to terminate such relationship or to increase or decrease the compensation of such person from the rate in existence at the time of the grant of the Award.

14.  PRIVILEGES OF STOCK OWNERSHIP
     -----------------------------

     No Participant or any other person shall have any of the rights or privileges of a shareholder of the Company with respect to any shares of Common Stock subject to any Award until such person has become the holder of record of such shares. No adjustment shall be made for dividends or distributions of rights in respect of such shares if the record date is prior to the date on which such person becomes the holder of record. No Participant shall be entitled to vote any shares of Restricted Stock or to receive dividends payable with respect to Restricted Stock with respect to record dates which occur after the date, if any, on which the Participant has forfeited such Restricted Stock. Any stock dividends issued with respect to Restricted Stock shall be treated as additional Restricted Stock that is subject to the same restrictions, vesting and other terms and conditions that apply to the Restricted Stock with respect to which such dividends are paid.

15.  DISSOLUTION; MERGER; REORGANIZATION
     -----------------------------------

     In the event of the dissolution or liquidation of the Company or any reorganization, merger or consolidation with one or more corporations or entities as a result of which the Company is not the surviving corporation, or any sale of all or substantially all the assets of the Company, or the sale (by merger or otherwise) of more than 80% of the then outstanding Common Stock, each Award shall be assumed or an equivalent award shall be substituted by the surviving or acquiring corporation or other entity; provided that the Committee may, in its sole discretion, accelerate the vesting of outstanding Awards or give notice of such event to Participants prior to the effective date of such event.

16.  AMENDMENT AND TERMINATION OF PLAN; SUCCESSORS
     ---------------------------------------------

     (a) The Board of Directors of the Company may from time to time, with respect to any shares at the time not subject to Awards, suspend or terminate the Plan or amend or revise the terms of the Plan; provided that any amendment of the Plan shall be approved by the shareholders of the Company if the amendment would (i) increase the number of shares of Common Stock which may be issued under the Plan, except as permitted under the provisions of Section 4(b) hereof, or (ii) materially modify the requirements as to eligibility for participation in the Plan.

     (b) No amendment, suspension or termination of the Plan shall, without the consent of the Participant, alter or impair any rights or obligations under any Award theretofore granted to such Participant under the Plan.

     (c) The terms and conditions of any Award granted under the Plan may be modified or amended only by a written agreement executed by the Participant and the Company.

     (d) All obligations of the Company under the Plan shall be binding upon and inure to the benefit of any successor to the Company, whether such successor exists by reason of merger, consolidation, direct or indirect purchase of all or substantially all of the business, stock or assets of the Company or otherwise.

17.  EFFECTIVE DATE OF PLAN
     ----------------------

     This Plan shall become effective upon adoption by the Board; provided, however, that in order for Options to qualify as Incentive Options, the Plan must be approved by the Company's shareholders no later than 12 months after the date of adoption of the Plan by the Board and any Incentive Option granted prior to the date of such shareholder approval shall be granted subject to obtaining such approval.

18.  TERM OF PLAN
     ------------

     No Award shall be granted pursuant to the Plan after 10 years from the earlier of the date of adoption of the Plan by the Board or the date of approval of the Plan by the Company's shareholders, if any.

     The Plan was adopted by the Board on November 17, 1998. The Plan was approved by the shareholders on __________________.

                            BIOLASE TECHNOLOGY, INC.                     [PROXY]
                               981 Calle Amanecer
                         San Clemente, California 92673

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

  The undersigned hereby appoints Federico Pignatelli and Stephen R. Tartamella, and each of them, each with the power to appoint his substitute, and hereby authorizes each of them to represent and vote as designated below, all the shares of Common Stock of BioLase Technology, Inc. (the "Company") held of record by the undersigned on April 13, 1999, at the Annual Meeting of Stockholders to be held on May 25, 1999, or any adjournments thereof.

1. Election of Directors

   [_] FOR all nominees listed below  [_] WITHHOLD AUTHORITY
       (except as marked to the           to vote for all nominees listed below
       contrary below)

  (INSTRUCTION: To withhold authority to vote for any individual nominee, strike a line through the nominee's name below.)

        FEDERICO PIGNATELLI                       WILLIAM A. OWENS
       GEORGE V. D'ARBELOFF                       JEFFREY W. JONES

2. To approve the Company's 1998 Stock Option Plan

                   [_] FOR      [_] AGAINST      [_] ABSTAIN

3. To ratify the appointment of PricewaterhouseCoopers LLP as the Company's independent public accountants for the year ending December 31, 1999.

                   [_] FOR      [_] AGAINST      [_] ABSTAIN

4. In their discretion, the Proxies are each authorized to vote upon such other business as may properly come before the meeting.


   This Proxy is solicited on behalf of the Company's Board of Directors. When properly executed, this Proxy will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this Proxy will be voted FOR all proposals.

                                                Dated: __________________, 1999

                                                _______________________________
                                                (Signature)

                                                _______________________________
                                                (Signature if held jointly)

                                                Please sign exactly as name
                                                appears below. When shares are
                                                held by joint tenants, both
                                                should sign. When signing as
                                                an attorney, as executor,
                                                administrator, trustee or
                                                guardian, please give full
                                                title to such. If a
                                                corporation, please sign in
                                                full corporate name, by
                                                President or other authorized
                                                officer. If a partnership,
                                                please sign in partnership
                                                name by authorized person.